   As filed with the Securities and Exchange Commission on January 4, 1999

                                                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          RUSS BERRIE AND COMPANY, INC.
             (Exact name of Registrant as specified in its charter)


           New Jersey                                       22-1815337
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                      Identification No.)

         111 Bauer Drive
       Oakland, New Jersey                                    07436
 (Address of principal executive                            (Zip code)
            offices)

   Russ Berrie and Company, Inc. 1999 Stock Option Plan for Outside Directors
    Russ Berrie and Company, Inc. 1999 Stock Option and Restricted Stock Plan
              Russ Berrie and Company, Inc. 1999 Stock Option Plan
         Russ Berrie and Company, Inc. 1999 Employee Stock Purchase Plan
                           (Full titles of the plans)

                                 RUSSELL BERRIE
                            Chairman of the Board and
                             Chief Executive Officer
                          Russ Berrie and Company, Inc.
                                 111 Bauer Drive
                            Oakland, New Jersey 07436
                     (Name and address of agent for service)

                                 (201) 337-9000
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             STEPHEN C. KOVAL, ESQ.
                             Kaye, Scholer, Fierman,
                               Hays & Handler, LLP
                                 425 Park Avenue
                            New York, New York 10022
                                 (212) 836-8000


                         CALCULATION OF REGISTRATION FEE

--------------------------------- ------------------ ------------------- ---------------------- --------------------
   TITLE OF SECURITIES TO BE        AMOUNT TO BE          PROPOSED         PROPOSED MAXIMUM          AMOUNT OF
           REGISTERED                REGISTERED           MAXIMUM         AGGREGATE OFFERING     REGISTRATION FEE
                                                       OFFERING PRICE            PRICE
                                                         PER SHARE
--------------------------------- ------------------ ------------------- ---------------------- --------------------
   Common Stock, stated value         2,650,000          $21.00 (1)         $55,650,000 (1)       $15,470.70 (1)
         $.10 per share
================================= ================== =================== ====================== ====================

(1) The offering price has been computed pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act of 1933, as amended, upon the basis of the high and low prices of the Common Stock reported on the New York Stock Exchange on December 28, 1998.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, or portions thereof, filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  1. Russ Berrie and Company, Inc.'s (the "Company") Annual Report on Form 10-K for the year ended December 31, 1997.

                  2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

                  3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

                  4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

                  5. The description of the common stock, stated value $.10 per share, of the Company (the "Common Stock") incorporated into the Registration Statement on Form 8-A No. 1-8681 (as filed on March 8,
         1984) by reference from the Registration Statement on Form S-1 No. 2-88797 (as filed on February 2, 1984) under the heading "Description of Common Stock" on pages 21-22, as amended by Amendment No. 2 to Registration Statement on Form S-1 No. 2-88797 (as filed on March 29,
         1984) under the heading "Description of Common Stock" on page 22.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14A:3-5 of the Business Corporation Act of the State of New Jersey (the "Statute") permits a corporation to indemnify its present and former directors, officers, employees and certain agents (each, a "Corporate Agent") against expenses (including attorneys' fees), judgments, fines, penalties and settlements paid or incurred by them in connection with any action, suit or proceeding brought by third parties, if such Corporate Agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses, and only with respect to a matter as to which the defendant Corporate Agent shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such action, suit or proceeding was brought determines upon application that the defendant Corporate Agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court deems proper. In any case, a corporation must indemnify a Corporate Agent against expenses (including attorneys' fees) to the extent that he has been successful on the merits or otherwise or in defense of any claim or issue. Expenses incurred by a Corporate Agent in connection with a proceeding may be paid by the Company in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified as provided in the Statute. The Company's certificate of incorporation provides for indemnification of directors and officers to the full extent permitted by these provisions. The Company maintains an insurance policy insuring its directors and officers against certain liabilities incurred in those capacities, including liabilities which may be incurred under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following are filed as exhibits to this registration statement:

     EXHIBITS                          DESCRIPTION

      4.1 Russ Berrie and Company, Inc. 1999 Stock Option Plan for Outside Directors. Incorporated by reference herein from Exhibit A to the Company's Proxy Statement on Form 14A dated March 13, 1998 (the "Proxy Statement").

      4.2 Russ Berrie and Company, Inc. 1999 Stock Option and Restricted Stock Plan. Incorporated by reference herein from Exhibit B to the Proxy Statement.

      4.3 Russ Berrie and Company, Inc. 1999 Stock Option Plan. Incorporated by reference herein from Exhibit C to the Proxy Statement.

      4.4 Russ Berrie and Company, Inc. 1999 Employee Stock Purchase Plan. Incorporated by reference herein from Exhibit D to the Proxy Statement.

      4.5(a) Restated Certificate of Incorporation of the Company and amendment thereto. Incorporated by reference herein from Exhibit 3.1 to Registration Statement No. 33-10077 on Form S-1, as filed on December 16, 1986 ("S-1 Registration Statement").

         (b) Certificate of Amendment to the Restated Certificate of Incorporation of the Company filed April 30, 1987. Incorporated by reference herein from Exhibit 4.5(b) to Registration Statement No. 33-51823 on Form S-8, as filed on January 6, 1994 ("S-8 Registration Statement").

      4.6(a) Revised By-Laws of the Company. Incorporated by reference herein from Exhibit 3.2 to S-1 Registration Statement.

         (b) Amendment to Revised By-Laws of the Company adopted April 30, 1987. Incorporated by reference herein from Exhibit 4.6(b) to S-8 Registration Statement.

         (c) Amendment to Revised By-Laws of the Company adopted February 18, 1988. Incorporated by reference herein from Exhibit 4.6(c) to S-8 Registration Statement.

         (d)  Amendment to Revised By-Laws of the Company adopted July 25, 1995.

      5.1     Opinion of Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP.

     23.1(a)  Consent of Independent Accountants - Arthur Andersen LLP.

         (b)  Consent of Independent Accountants - PricewaterhouseCoopers LLP.

     23.2 Consent of Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP. Contained in such firm's opinion filed as Exhibit 5.1 hereto.

     24 Power of Attorney of Directors included on the signature page at 6.

                              ITEM 9. UNDERTAKINGS.

       A.     The undersigned registrant hereby undertakes:

              1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of New Jersey, on December 29, 1998.


                                        RUSS BERRIE AND COMPANY, INC.



                                        By:  /s/    Russell Berrie
                                             Name:  Russell Berrie
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes each of Russell Berrie, Paul Cargotch and Eric R. Lohwasser as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any pre-effective or post-effective amendment hereto.

               Signature                         Title                   Date
               ---------                         -----                   ----
         /s/ Russell Berrie      Chairman of the Board, Chief           12/29/98
             Russell Berrie      Executive Officer and Director

         /s/ Arnold S. Bloom     Vice President, General Counsel and    12/30/98
             Arnold S. Bloom     Secretary

         /s/ Paul Cargotch       Executive Vice President, Assistant    12/29/98
             Paul Cargotch       Secretary and Director

         /s/ Eric R. Lohwasser   Vice President - Finance and           12/23/98
             Eric R. Lohwasser   Chief Financial Officer

                                       Director
         Angelica Berrie

         /s/ Raphael Benaroya          Director                         12/28/98
             Raphael Benaroya

                                       Director
         A. Curts Cooke

                                       Director
         Ilan Kaufthal

         /s/ Charles Klatskin          Director                         12/29/98
             Charles Klatskin

         /s/ Joseph Kling              Director                         12/28/98
             Joseph Kling

         /s/ William A. Landman        Director                         12/29/98
             William A. Landman

                                       Director
         Sidney Slauson

                                  EXHIBIT INDEX

EXHIBIT                                            DESCRIPTION                                          PAGE
-------                                            -----------                                          ----
4.6(d)           Amendment to Revised By-Laws of the Company adopted July 25, 1995.............
5.1              Opinion of Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP................
23.1(a)          Consent of Independent Accountants - Arthur Andersen LLP......................
    (b)          Consent of Independent Accountants - PricewaterhouseCoopers LLP...............